Exhibit 24(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation in this Registration Statement on Form S-4 of our report on the financial statements of The Old National Bank of Huntington for the years ended December 31, 1995 and 1994 and to the reference made to us under the caption "Experts" in this Prospectus.



                                         /s/ Trainer, Wright & Paterno


Huntington, West Virginia
November 19, 1996